                                                                   EXHIBIT 10.18
                                LOAN AGREEMENT

     LOAN AGREEMENT ("Agreement") made as of March 29, 2000, by and between COASTAL UTILITIES, INC., a Georgia corporation ("Borrower"), and RURAL TELEPHONE FINANCE COOPERATIVE, a South Dakota cooperative association ("Lender' or "RTFC").

                                    RECITALS

     WHEREAS, Borrower has requested Lender to make the Loan to Borrower described in Schedule 1 hereto; and

     WHEREAS, Lender is willing to make the Loan upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, Borrower and Lender do hereby agree as follows:

     I.   CONSTRUCTION AND DEFINITION OF TERMS

     All accounting terms not specifically defined herein shall have the meanings assigned to them as determined by generally accepted accounting principles. In addition to the terms defined elsewhere in this Agreement, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

     "Adjustment Date" shall mean the last date of the term (or rate period) of the applicable Fixed Rate, after the date of the initial Advance to the Maturity Date.

     "Advance" shall mean an advance as defined in Section 2.02.

     "Business Day" shall mean any day that Lender is open for business.

     "Cash Margins" for any year shall mean net income (including guaranty payments to Borrower from any of its affiliates) plus depreciation, amortization and any other non-cash charges, less any non-cash credits and principal on long-term debt payable in such year, as calculated on a consolidated basis for Borrower and all its Subsidiaries.

     "Certified" shall mean that the information, statement, schedule, report or other document required to be "Certified" shall contain a representation of a duly authorized officer of Borrower that such information, statement, schedule, report or other document is true and correct and complete.

     "Closing" shall mean the first date on which funds are advanced to Borrower hereunder.

     "Collateral" shall mean the Mortgaged Property, as such term is defined in the Mortgage, and all proceeds, cash and non-cash, including insurance proceeds, of the foregoing, whether in the possession of Borrower or any other person, and certain stock and related proceeds and dividends described in, and pledged to Lender pursuant to the Pledge Agreement.

     "Commitment" shall have the meaning set forth in Schedule 1 hereto.

     "Current Ratio" for any year shall mean the ratio of total current assets to total current liabilities, as calculated by dividing total current assets by total current liabilities, on a consolidated basis for Borrower and all its Subsidiaries.

     "Debt Service Coverage Ratio" or "DSC" for any year shall mean (a) total net income (including guaranty payments to Borrower from any of its affiliates) or margins plus depreciation and amortization and deferred compensation expense and interest on long-term debt for such year, divided by (b) principal and interest on long-term debt payable in such year, as calculated on a consolidated basis for the Borrower and all its Subsidiaries.

     "Event of Default" shall mean any of the events described in Section 8 hereof.

     "Fixed Rate" shall mean the interest rate per annum provided for in Section 2.03(b) of this Agreement, plus 50 basis points.

     "Leases" shall mean any lease of property by which Borrower shall be obligated for rental or other payments which in the aggregate for any fiscal year are in excess of $100,000 other than such equipment leases which are in form and substance substantially in conformity with lease agreements in general use in Borrower's industry by companies of size and character similar to Borrower.

     "Leverage Ratio" for any year shall mean (a) total debt excluding SCCs divided by (b) the sum of: (i) total net income (including guaranty payments to Borrower from any of its affiliates) or margins, (ii) income taxes, (iii) interest expense payable on long-term debt for such year, (iv) depreciation and amortization expense where pre-tax income or loss excludes any extraordinary gains, (v) the write-up of any asset, and (vi) any investment income or losses (including all Lender patronage capital allocations), as measured on a consolidated basis for Borrower and all its Subsidiaries.

     "Lien" shall mean any statutory or common law consensual or non-consensual mortgage, pledge, security interest, encumbrance, lien, right of set-off, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.

     "Loan" shall mean the loan by the Lender to Borrower, pursuant to this Agreement and the Note, in an aggregate principal amount not to exceed the Commitment.

     "Make-Whole Premium" shall mean the excess, if any, of (i) the present value of the amount of interest that would have accrued during the applicable Fixed Rate period on that portion of the Loan to be prepaid or converted over
(ii) the present value of the amount of interest Lender would earn if that portion of the Loan to be prepaid or converted was reinvested for the remainder of the applicable Fixed Rate period in U.S. Treasury obligations with a maturity comparable to the remaining term of the applicable Fixed Rate period. For purposes of calculating the present value in (i) and (ii) above, the discount rate will be the rate of interest accruing on the U.S. Treasury obligations in (ii) above.

     "Material Adverse Effect" shall mean any event or circumstance which, in Lender's reasonable discretion, has a material and adverse effect upon the business, operations, assets or properties or financial condition of the Borrower and its Subsidiaries, taken as a whole.

     "Maturity Date" shall mean the maturity date defined in the Note.

     "Minimum Net Worth Test" shall be calculated on a consolidated basis for the Borrower and all its Subsidiaries, and shall mean an equity to total asset ratio of at least forty percent (40%). Equity shall be determined by subtracting total liabilities from total assets.

     "Mortgage" shall mean the deed to secure debt and security agreement described in Schedule 1.

     "Net Worth" shall be calculated on a consolidated basis for the Borrower and all its Subsidiaries taken as a whole and arrived at by subtracting total liabilities from total assets.

     "Note" shall mean the note or notes executed and delivered by Borrower at or prior to Closing pursuant to Subsection 5.02(a) hereof, and all renewals, replacements and extensions thereof.

     "Obligations" shall include the full and punctual performance of all present and future duties, covenants and responsibilities due to the Lender by Borrower under this Agreement, the Note, the Other Agreements, all present and future obligations of Borrower to the Lender for the payment of money under this Agreement, the Note, the Other Agreements, extending to all principal amounts, interest, late charges and all other charges and sums, as well as all costs and expenses payable by Borrower under this Agreement, the Note, the Other Agreements, and any and all other present and future monetary liabilities of Borrower to the Lender, whether direct or indirect, contingent or noncontingent, matured or unmatured, accrued or not accrued, related or unrelated to this Agreement, whether or not of the same character or class as Borrower's obligations under this Agreement and the Note, whether or not secured under any other document, instrument or statutory or common law provision, as well as all renewals, refinancings, consolidations, recastings and extensions of any of the foregoing.

     "Other Agreements" shall mean any and all promissory notes, security agreements, assignments, subordination agreements, pledge or hypothecation agreements, mortgages, deeds of trust, leases, contracts, guaranties, instruments and documents now and hereafter existing between the Lender and Borrower and executed and/or delivered pursuant to this Agreement or guaranteeing, securing or in any other manner relating to any of the Obligations, including, the instruments and documents referred to in Subsection
5.02 hereof.

     "Payment Date" shall mean the last day of each of the months referred to in
Schedule 1 hereto.

     "Payment Notice" shall mean the notice furnished to the Borrower at least quarterly indicating the precise amount of principal and/or interest due on the next ensuing Payment Date, such notice to be sent to the Borrower at least ten
(10) days before such Payment Date.

     "Person" shall include natural persons, corporations, associations, partnerships, limited liability companies, joint ventures, trusts, governments and agencies and departments thereof, and every other entity of companies, every kind.

     "Pledge Agreement" or "Pledge" shall mean the Pledge and Security Agreement executed by and between Borrower and Lender as of even date herewith.

     "Reset Date" shall have the meaning set forth in the definition of "Fixed Rate" above.

     "Subordinated Capital Certificate" or "SCC" shall mean a subordinated certificate representing an investment in the Lender purchased by the Borrower in connection with the Loan.

     "Subsidiary" at any time means any entity which is at the time beneficially owned or controlled directly or indirectly by the Borrower, by one or more such entities or by the Borrower and one or more such entities.

     "Termination Date" shall mean that date which is two (2) years from the date hereof.

     "Times Interest Earned Ratio" or "TIER" for any year shall mean (a) total net income (including guaranty payments to Borrower from any of its affiliates) or margins plus income taxes plus interest payable on long-term debt for such year, divided by (b) interest on long-term debt payable in such year, as measured on a consolidated basis for the Borrower and all its Subsidiaries.

     "Total Plant" shall be calculated on a consolidated basis for the Borrower and all its Subsidiaries and shall mean the total of all assets included in property, plant and equipment pursuant to generally accepted accounting principles and shall exclude any goodwill or plant acquisition adjustments.

     "Variable Rate" shall mean the variable rate established by the Lender from time to time for loans similarly classified pursuant to Lender's policies and procedures then in effect, plus 50 basis points.

     2.   LOAN

     2.01 Loan. The Lender agrees to make the Loan to Borrower subject to all of the terms and conditions of this Agreement and the Other Agreements.

     2.02 Advances. The Lender agrees to make, and the Borrower agrees to request, on the terms and conditions of this Agreement, Advances from time to time at the office of the Lender in
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Herndon, Virginia, or at such other place as the Lender may designate, not to exceed the Commitment. The Borrower shall give the Lender at least one Business Day prior written notice of the date on which each Advance is to be made. On the Termination Date, the Lender may stop advancing funds and reduce the Commitment to the aggregate amount theretofore advanced. The obligation of the Borrower to repay the Advances shall be evidenced by the Note.

     2.03 Payment, Amortization and Interest Rate.

     (a) Payment. The Borrower shall pay on each Payment Date quarterly installments, in an amount as determined by the Lender, of principal and/or interest as shown in the Payment Notice, except that, if not sooner paid, any balance of the principal amount and interest accrued thereon and all other amounts due hereunder shall be due and payable on the Maturity Date. Payment of principal hereunder shall commence on the date which is one-year after the first full quarter following the initial Advance of funds as set forth in Schedule 1 and on each subsequent Payment Date until the Maturity Date or such earlier date as all amounts due hereunder and on account of the Note shall have been paid in full. Payment of interest hereunder is due on each Payment Date in which a principal balance is outstanding. Principal will be amortized in accordance with the method stated in Schedule 1 hereto.

The Lender will use, for purposes of calculating the amortization of principal, one of the following interest rates, as applicable:

     (i) If the Borrower elects the Fixed Rate, the Fixed Rate in effect on the Adjustment Date; or

     (ii) If the Borrower elects the Variable Rate, the Variable Rate in effect when amortization begins; or

     (iii) If the Borrower elects to convert from one interest rate program to another pursuant to the provisions hereunder, the interest rate then in effect for the elected program.

At the Lender's option, all payments shall be applied first to late payment charges due, as hereinafter provided, then to interest accrued to the date of such payment, and then to the reduction of principal balance outstanding.

No provision of this Agreement or the Note shall require the payment, or permit the collection, of interest in excess of the highest rate permitted by applicable law.

     (b) Interest Rate. Each Advance shall be initially made at the Variable Rate. Interest shall be computed from the actual number of days elapsed on the basis of a year of 365 days until the first Payment Date following the initial Advance. Thereafter, interest shall continue to be computed for the actual number of days elapsed on the basis of a year of 365 days unless a Fixed Rate is applicable to the Loan, in which case interest shall be computed on the basis of a 30-day month and 360-day year.

(i) Variable Rate. If Advances are made at the Variable Rate, it shall apply until the Maturity Date, except as provided herein below.

    (ii) Fixed Rate. If the Borrower elects a Fixed Rate, such Fixed Rate as is available and in effect for loans similarly classified pursuant to Lender's policies and procedures then in effect at the time of the election shall apply to such Advance until the Adjustment Date. Upon notice given by the Borrower five (5) Business Days prior to such Adjustment Date, Borrower may elect to reset the interest rate to such Fixed Rate as is available and in effect at the time of such Adjustment Date. Such reset Fixed Rate shall apply to that portion of the outstanding principal balance of the Loan elected to have a Fixed Rate from the Adjustment Date until a new Adjustment Date or the Maturity Date. If Borrower does not elect to reset the Fixed Rate, the Variable Rate shall apply to the outstanding principal balance of the Loan that had been bearing interest at the Fixed Rate prior to such Adjustment Date, from such Adjustment Date to the Maturity Date.

    (iii)  Conversion to Different Interest Program.

     (A) Variable Rate to Fixed Rate. Subject to the conditions set forth herein, the Borrower may convert from the Variable Rate to the Fixed Rate for any portion or all of the principal amount of the Commitment then outstanding at any time provided the Lender offers a Fixed Rate at such time for similarly classified loans.

     (B) Fixed Rate to Variable Rate. The Borrower may convert from a Fixed Rate to the Variable Rate: (1) on an Adjustment Date or (2) at any other time, provided that the Borrower shall pay Lender any applicable Make-Whole Premium.

     2.04 Prepayment. In the event the Borrower prepays all or part of the Loan, the Borrower shall pay any prepayment fee required pursuant to the terms of this
Section 2.04. All prepayments shall be accompanied by payment of accrued and unpaid interest on the amount of and to the date of the prepayment. All prepayments shall be applied first to fees, second to the payment of accrued and unpaid interest, and then to the unpaid balance of the principal amount of the Loan; provided, however, Borrower may at its option allocate principal prepayment between amounts outstanding on Variable Rate Loans and Fixed Rate Loans. If the Loan bears interest at the Variable Rate the Borrower may prepay the Loan or any portion thereof, as the case may be, at any time subject to the terms hereof and said prepayment fee shall be in an amount equal to fifty (50) basis points times the amount being prepaid. If the Loan bears interest at the Fixed Rate, the Borrower may prepay the Loan only on an Adjustment Date or any such other date provided that the Borrower shall pay a prepayment fee in an amount equal to fifty (50) basis points times the amount being prepaid plus any applicable Make-Whole Premium (which Make-Whole Premium shall only be paid to the extent any Fixed Rate Loan is prepaid on any date other than an Adjustment
Date). Notwithstanding anything to the contrary herein, if Borrower shall make a permitted prepayment pursuant to the terms hereto, then, upon Borrower's request, Lender shall re-amortize the Loan pursuant to the method of amortization designated in Section 2.03 (a).

     2.05 10% Subordinated Capital Certificate. The Borrower shall purchase SCCs which in the aggregate shall not exceed the amount specified in Schedule 1 hereto. Unless otherwise requested in writing by the Borrower prior to the initial Advance and approved by the Lender, the Borrower agrees to purchase SCCs either: (1) with each Advance in the amount of ten percent (10%) of each such Advance, and each such SCC shall be paid for with proceeds of such Advance, or
(2) by making payments with Borrower's own funds in twenty (20) equal quarterly installments, commencing on the first Payment Date following the initial Advance. If the Borrower elects to pay for SCCs other than from Loan funds, the amount of the Commitment will be correspondingly reduced by said amount when the SCCs are fully paid. If the Borrower obtains Advances hereunder other than for the purpose of purchasing SCCs and fails to pay for the SCCs, then the Lender may make Advances for the account of the Borrower to purchase the SCCs. The Lender agrees to deliver the SCCs on or about the date on which the SCCs have been paid for in full. The SCCs shall bear no interest and shall mature in accordance with the terms thereof.

     3.   SECURITY

As security for the payment and performance of all of the Obligations, Borrower has: (i) entered into the Mortgage pledging and granting to the Lender a prior and continuing security interest in the Collateral that may be secured by the Mortgage that shall continually exist until all Obligations have been paid in full, and (ii) executed the Pledge and obtained an executed pledge and security agreement from its parent corporation, Coastal Communications, Inc., pursuant to which certain equity interests are pledged to Lender as are further described therein. If reasonably required by the Lender at any time, Borrower shall make notations, satisfactory to the Lender, on its books and records disclosing the existence of the Lender's security interest in the Collateral. Borrower agrees that, with respect to the Collateral, which is subject to Article 9 of the Uniform Commercial Code, the Lender shall have, but not be limited to, all the rights and remedies of a secured party under the Uniform Commercial Code. The Lender shall have no liability or duty, either before or after the occurrence of an Event of Default hereunder, on account of loss of or damage to, or to collect or enforce any of its rights against, the Collateral, or to preserve any rights against account debtors or other parties with prior interests in the Collateral.


     4.   REPRESENTATIONS AND WARRANTIES

     To induce the, Lender to enter into this Agreement, Borrower represents and warrants to the Lender as of the date of this Agreement that:

     4.01 Good Standing. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, has the power to own its property and to carry on its business, is duly qualified to do business, and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except to the extent such lack of qualification would not have a Material Adverse Effect.

     4.02 Authority. Borrower has the necessary power and authority to enter into this Agreement and the Mortgage, to make the borrowing hereunder, to execute and deliver all documents and instruments required hereunder and to incur and perform the obligations provided for herein, in the Mortgage, and in the Note, all of which have been duly authorized by all necessary and proper action, and no consent or approval of any person, including, without limitation, shareholders of Borrower and any public authority or regulatory body, which has not been obtained is required as a condition to the validity or enforceability hereof or thereof.

     4.03 Binding Agreement. This Agreement has been duly and properly executed by Borrower, constitutes the valid and legally binding obligation of Borrower and is fully enforceable against Borrower in accordance with its terms, subject only to laws affecting the rights of creditors generally, the exercise of judicial discretion in accordance with general principles of equity or because waivers of statutory or common law rights or remedies may be limited.

     4.04 No Conflicting Agreements. The execution, delivery of and performance by Borrower of this Agreement, the Mortgage and the Note, and the transactions contemplated hereby or thereby, will not: (a) violate any material provision of law, any order, rule or regulation of any court or other agency of government, any material award of any arbitrator, the charter or by-laws of Borrower, or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Borrower is a party or by which it or any of its property is bound; or (b) be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such material award, indenture, contract, agreement, mortgage, deed of trust or other instrument, or result in the creation or imposition of any Lien (other than contemplated hereby) upon any of the property or assets of Borrower, except to the extent any such conflict referred to in (a) or (b) above would not have a Material Adverse Effect.

     4.05 Litigation. There are no judgments, claims, actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its properties, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which may result in a Material Adverse Effect, and Borrower is not, to its knowledge, in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be expected to have a Material Adverse Effect.

     4.06 Financial Condition. The financial statements of Borrower as at the date set forth in Schedule 1 hereto, heretofore delivered to the Lender, are complete and correct in all material respects, fairly present the financial condition of Borrower and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. There are no material liabilities of Borrower, direct or indirect, fixed or contingent, as of the date of such statements which are not reflected therein. There has been no material adverse change in the financial condition or operations of the Borrower from that set forth in said financial statements except changes previously disclosed in writing to the Lender prior to the date hereof.

     4.07 Taxes. Borrower has paid or caused to be paid all federal, state and local taxes to the extent that such taxes have become due, unless the Borrower is contesting in good faith any such tax. Borrower has filed or caused to be filed all federal, state and local tax returns which are required to be filed by Borrower.

     4.08 Title to Properties. Borrower has good and marketable title to all of its real properties and owns all of its other properties and assets free and clear of any liens, except (i) the lien of the Mortgage and taxes or assessments not yet due; (ii) deposits or pledges to secure payment of workmen's compensation, unemployment insurance, old age pensions or other social security;
(iii) deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business, and (iv) easements, rights of way, zoning and similar restrictions and encumbrances not interfering with the ordinary conduct of the business of Borrower and which do not detract materially from the value of such property or asset to which they attach or impair materially Borrower's use thereof or materially adversely affect Lender's lien thereon.

     4.09 Licenses and Permits. Borrower has duly obtained and now holds all licenses, permits, certifications, approvals and the like necessary to own and operate its property and business that are required by federal, state and local laws of the jurisdictions in which Borrower conducts its business and each remains valid and in full force and effect except to the extent the failure to hold such licenses, permits, certifications or approvals or the lack of validity of the foregoing could not, in each case, be reasonably expected to have a Material Adverse Effect.

     4.10 Subsidiaries. Borrower has no Subsidiaries other than Subsidiaries heretofore disclosed to the Lender, or hereafter formed or acquired with the prior written consent of the Lender.

     4.11 Certain Indebtedness. There is no material indebtedness of Borrower owing to any employee, officer, member, or director of the board of Borrower other than accrued salaries, commissions and the like and any indebtedness subordinated to the Obligations pursuant hereto.

     4.12 Location of Office. The chief place of business of the Borrower and the office where its records concerning accounts and contract rights are kept is identified in Schedule 1 hereto.

     4.13 Required Approvals. No license, consent, permit or approval of any governmental agency or authority is required to enable the Borrower to enter into this Agreement or to perform any of its obligations provided for herein except as disclosed on Schedule 1 hereto and except with respect to regulatory approvals which may be required in connection with the Lender's enforcement of certain remedies hereunder.

     4.14 ERISA. Each pension plan of Borrower and its Subsidiaries providing benefits for employees of Borrower or such Subsidiary covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereto ("ERISA"), is in compliance with ERISA in all material respects, and no material liability to the Pension Benefit Guaranty Corporation ("PBGC") or to a multiemployer plan has been, or is expected by Borrower or its Subsidiaries to be, incurred by Borrower or such Subsidiary.


     5.   CONDITIONS OF LENDING

          The Lender shall have no obligation to make the initial Advance to Borrower hereunder unless, as of the date of Closing, each of the following conditions precedent shall be satisfied as provided below or otherwise waived by the Lender:

     5.01 Legal Matters. All legal matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to counsel for the Lender and to such local counsel as counsel for the Lender may retain.

     5.02 Documents. There shall have been delivered to the Lender, fully completed and duly executed (when applicable), the following, satisfactory to the Lender and its counsel:

          (a)  This Agreement and the Note.

          (b) Certified copies, satisfactory to the Lender, of all such documents and proceedings of the Borrower authorizing the transactions herein contemplated.

          (c) A written opinion from Borrower's counsel addressing such legal matters as the Lender or its counsel shall reasonably require.

          (d) The Borrower shall have (I) executed the Mortgage(s); (ii) if any real property is owned by Borrower, recorded a valid and binding Mortgage granting Lender a first lien in all real property owned by Borrower; (iii) filed financing statements in all jurisdictions necessary to provide Lender a first priority, perfected security interest in all Collateral which may be perfected by the filing of financing statements; and (iv) delivered such other documents as are necessary to create or continue a perfected security interest in favor of the Lender in the Collateral.

          (e) The Pledge and a pledge and security agreement dated as of even date herewith, and related stock powers, from Borrower and Borrower's parent corporation, Coastal Communications, Inc.

     5.03 Government Approvals. The Borrower shall have furnished to the Lender true and correct copies of all certificates, authorizations and consents, including without limitation the consents referred to in Section 4.13 hereof, necessary for the execution, delivery or performance by the Borrower of this Agreement, the Note and the Mortgage.

     5.04 Representations, Warranties and Material Change. At Closing and at the date of every subsequent Advance hereunder, all covenants, representations and warranties set forth in this Agreement shall be true and correct on and as of such time with the same effect as though such covenants, representations and warranties had been made on and as of such date; no Event of Default specified in Section 8 and no event which, with the lapse of time or the notice and lapse of time specified in Section 8 would become such an Event of Default, shall have occurred and be continuing or will have occurred after giving effect to the Advance on the books of the Borrower; there shall have occurred no material adverse changes in the business or condition, financial or otherwise, of the Borrower; and nothing shall have occurred which in the opinion of the Lender materially and adversely affects the Borrower's ability to meet its obligations hereunder.

     5.05 Special Conditions. At Closing and at the time of every subsequent Advance hereunder, the Lender and its counsel shall be fully satisfied that the Borrower has complied and will continue to comply with any special conditions identified in Schedule 1 hereto.

     5.06 Requisitions. The Borrower will request Advances in form and substance satisfactory to the Lender. Pursuant to the terms and conditions hereof, the Lender will wire the proceeds of the requested Advance to an account or accounts as directed by the Borrower.

     6.   AFFIRMATIVE COVENANTS

          Borrower covenants and agrees with the Lender that, until all of the Obligations have been paid in full, Borrower will:

     6.01 Membership. Remain or an affiliate thereof will remain, a member in good standing of the Lender.

     6.02 Financial Statements and Other Information. Furnish to the Lender: (a) financial statements as required by the Mortgage; (b) such other information, reports or statements concerning the operations, business affairs and/or financial condition of Borrower as the Lender may reasonably request from time to time; and (c) promptly upon their becoming available information, in form and substance satisfactory to Lender, of any and all material changes or modification of licenses, permits, certifications, approvals and the like necessary for Borrower to own or operate its business or a substantial part of its business.

     6.03 Financial Ratios. Subject to applicable laws and rules and orders of regulatory bodies, and to events which in the reasonable judgment of the Lender are beyond the control of the Borrower, so operate and manage its business as to achieve minimum annual DSC and TIER Ratios, and a maximum annual Leverage Ratio, in the following amounts, in each case as of the last calendar day of any fiscal year:

               Period                   Minimum    Minimum DSC     Maximum
                                         TIER         Ratio     Leverage Ratio
                                      Requirement  Requirement

               2000 / Year 1                 1.00         1.25         6.00
               2001 / Year 2                 1.00         1.25         5.50
               2002 / Year 3                 1.10         1.25         5.00
               2003 / Year 4                 1.25         1.35         4.50
               2004 and thereafter           1.50         1.50         4.00


     For purposes of 2000fYear 1 only, the Leverage Ratio shall be based on nine months annualized "EBITDA" for the period April 1 - December 31, 2000. "EBITDA" shall be calculated in accordance with item (b) of the definition for Leverage Ratio in Section 1, above.

     6.04 Annual Certificate. Within one hundred twenty (120) days after the close of each calendar year, commencing with the year in which the initial Advance hereunder shall have been made, deliver to the Lender a written statement signed by the general manager or such other similar presiding officer stating that to the best of said person's knowledge, the Borrower has fulfilled all of its Obligations under this Agreement, the Note, and the Mortgage throughout such year or, if there has been a default in the fulfillment of any such Obligations, specifying each such default known to said person and the nature and status thereof.

     6.05 Use of Proceeds. Use Advances made hereunder and under the Note only for the purpose identified in Schedule 1 hereto and for the payment of the costs, expenses and fees incident to this Agreement and for no other purpose whatsoever without the prior written consent of the Lender.

     6.06 Special Affirmative Covenants. During the term hereof, Lender and its counsel shall be fully satisfied that the Borrower has complied and will continue to comply with any special affirmative covenants identified in Schedule 1 hereto.

     6.07 Mortgage Filing. Within thirty (30) days of acquiring any real property, the Borrower shall cause a deed to secure debt and security agreement, substantially in the form of the Mortgage, to be duly recorded as a first lien on all such real property and such deed to secure debt and security agreement or other appropriate documentation shall have been duly filed, recorded or indexed as a security interest in personal property wherever the Lender shall have reasonably requested, all in accordance with applicable law, and the Borrower shall have caused satisfactory evidence thereof to be furnished to the Lender.

     7.   NEGATIVE COVENANTS.

     7.01 Notice. Borrower covenants and agrees with the Lender that Borrower will not, directly or indirectly, without giving written notice to the Lender thirty (30) days prior to the effective date of any change:

          (a) Change Location of Chief Place of Business. Change location of the Borrower's chief place of business

          (b) Change of Name. Change the name of Borrower.

     7.02 Consent. Borrower covenants and agrees with the Lender that Borrower will not, directly or indirectly, without the prior written consent of the Lender (such consent not to be unreasonably withheld):

     (a) Control. Alter or permit alteration of control of the Borrower. Control shall be as defined by regulations for telephone companies issued by the Federal Communications Commission ("FCC").

     (b)  Subsidiaries. Form or acquire any Subsidiaries.

     (c) Additional Indebtedness. Borrow money, or allow any Subsidiary to borrow money, on a secured or unsecured basis from any other lender or incur any additional secured or unsecured indebtedness (other than indebtedness incurred under and pursuant to the two secured revolving line of credit agreements, each dated as of the date hereof, between Borrower and Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time); or enter into or allow any of its Subsidiaries to enter into any Leases, unless at that time Borrower meets the Minimum Net Worth Test; provided, however, Borrower and its Subsidiaries, may grant purchase money secured indebtedness or incur unsecured trade debt or pay other current operating liabilities that arise in the ordinary course of business so long as the aggregate total of such debt does not exceed five percent (5%) of Borrower's consolidated total assets. If Borrower meets the Minimum Net Worth Test, then Borrower and its Subsidiaries may incur additional unsecured indebtedness or enter into Leases without prior written approval of Lender as provided in the foregoing sentence, provided the Borrower meets the Minimum Net Worth Test after incurring such additional unsecured indebtedness or entering into such Leases; provided, further, however, Borrower must give at least thirty
          (30) days written notice to Lender prior to incurring any additional unsecured indebtedness or entering into any such Leases which exceed five percent (5%) of Borrower's consolidated total assets.

     7.03 Dividends and Other Cash Distributions. The Borrower will not, in any one calendar year, without the prior approval in writing of the Lender (i) declare or pay any dividends or make any other distribution to its stockholders with respect to its capital stock; (ii) purchase or redeem or retire any of its capital stock; or (iii) increase the management fee factor above the management fee factor contained in the Madison River Telephone Company Financial Model (submitted on behalf of Borrower) dated February 25, 2000, unless with respect to any of the foregoing (after giving effect to such transaction) Borrower:
(1)(a) maintains a Current Ratio of not less than 1.25 and (b) meets the Minimum Net Worth Test, -or- (2)(a) maintains a Current Ratio of not less than 1.25, (b) maintains a minimum Net Worth to total assets of not less than twenty-five percent (25%) and (c) the payment of such dividend, the making of such distribution, or the purchase, redemption or retirement of such capital stock individually or in the aggregate, does not exceed fifty percent (50%) of the prior fiscal year-end Cash Margins in any one calendar year. Notwithstanding anything to the contrary herein, Borrower may make cash dividends in an amount not to exceed fifty (50%) of the net proceeds of any sale of its holdings in Illuminet, Inc.

In no event may the Borrower make any distributions or payments pursuant to this Section when there is unpaid any due installment of principal and/or interest on the Note or if the Borrower is otherwise in material default of any provision of this Agreement or would be in material default hereunder as a result of such distribution or payment.

     7.04 Special Negative Covenants. During the term hereof, Lender and its counsel shall be fully satisfied that the Borrower has complied and will continue to comply with any special negative covenants identified in Schedule 1 hereto.

     7.05 Limitations on Loans, Investments and Other Obligations:

     (a) The Borrower shall not, without first obtaining the written approval of Lender, (i) purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities or obligations of or beneficial interest in, (ii) make any other investment in, (iii) make any loan to, or (iv) guarantee, assume, or otherwise become liable for any obligation of, any corporation, association, partnership, joint venture, trust, government or any agency or department thereof, or any other entity of any kind if the aggregate amount of all such purchases, investments, loans and guarantees exceeds in any twelve
          (12) month period the greater of ten percent (10%)of Total Plant or thirty percent (30%) of Net Worth.

     (b) The following shall not be included in the limitation on purchases investments, loans and guarantees in (a) above: (i) bonds, notes, debentures, stock, or other securities or obligations issued by or guaranteed by the United States government or any agency or instrumentality thereof; (ii) bonds, notes, debentures, stock, commercial paper, subordinated capital certificates, or other security or obligation of institutions whose senior unsecured debt obligations are rated by at least two nationally recognized rating organizations in either of its two highest categories; (iii)investments incidental to loans made by RTFC; (iv) bonds, notes, debentures, commercial paper or any other security of the National Rural Utilities Cooperative Finance Corporation; and (v) any deposit that is fully insured by the Federal Government.

     7.06 Limitations on Contracts; Deposits of Funds: The Borrower will not, without the approval in writing of the Lender: (a) enter into any contract or contracts (i) for management of its business or any part thereof (except in connection with any management contract for which the fees are permitted by
Section 7.03 above); (ii) for the operation or maintenance of all or any substantial part of its property, (iii) for the use by others of any of the Collateral in excess of $100,000; or (iv) with other companies; provided, however, that such approval shall not be required for any contract which in form and substance substantially conforms with contracts in general use in the Borrower's industry by companies of size and character similar to Borrower or which substantially conform to contracts which are currently in existence that Borrower is a party to; or (b) except as permitted by Section 7.05 above, deposit any of its funds, regardless of the source thereof, in any bank which is not insured by the Federal Deposit Insurance Corporation or the successor thereof.

     7.07 Preservation of Existence and Franchises; Compliance with Laws; Limitations on Mergers, Transfers and Purchases: The Borrower will at all times, so long as any of the Notes shall be outstanding, take or cause to be taken all such action as from time to time may be necessary to preserve its existence and to preserve and renew all franchises, rights of way, easements, permits and licenses necessary to the conduct of its business, and will materially comply with all valid laws, ordinances, regulations and requirements applicable to it or its property.

     8.   EVENTS OF DEFAULT

     The occurrence of any one or more of the following events shall constitute an "Event of Default":

     (a) Representation and Warranties. Any representation or warranty made herein, in any of the Other Agreements or in any statement, report, certificate, opinion, financial statement or other document furnished or to be furnished in connection with this Agreement or the Other Agreements shall be false or misleading in any material respect.

     (b) Payment. Failure of Borrower to make any of the payment Obligations, including, without limitation, any sum due the Lender under this Agreement or any of the Other Agreements, when and as the same shall become due, whether at the due date thereof, by demand, by acceleration or otherwise.

     (c) Other Covenants. Failure of Borrower to observe or perform any warranty, covenant or condition to be observed or performed by Borrower under this Agreement or any of the Other Agreements.

     (d) Existence. The Borrower shall forfeit or otherwise be deprived of its charter, franchises, permits, easements, consents or licenses required to carry on any material portion of its business.

     (e) Other Obligations. Default, after giving effect to any applicable grace period, by the Borrower in the payment when due of any money owed by the Borrower, whether principal, interest, premium or otherwise, under any other agreement for borrowing money in an amount in excess of five percent (5%) of total assets, whether or not such borrowing is secured.

     (f) Bankruptcy. A court shall enter a decree or order for relief with respect to the Borrower or any Subsidiary or guarantor (if any) in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official, or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days or the Borrower or any Subsidiary or guarantor (if any) shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or under any such law, or consent to the appointment or taking of possession by a receiver, liquidator, assignee, custodian or trustee, of a substantial part of its property, or make any general assignment for the benefit of creditors.

     (g) Dissolution or Liquidation. Other than as provided in subsection (f) above, the dissolution or liquidation of the Borrower or any Subsidiary or guarantor (if any), or failure by the Borrower or any Subsidiary or guarantor promptly to forestall or remove any execution, garnishment or attachment of such consequence as will impair its ability to continue its business or fulfill its obligations and such execution, garnishment or attachment shall not be vacated within sixty (60) days.

     (h) Final Judgment. A final non-appealable judgment in excess of $250,000 shall be entered against the Borrower and shall remain unsatisfied or without a stay for a period of sixty (60) days.

     9.   RIGHTS AND REMEDIES

     9.01 Rights and Remedies of the Lender. Upon the occurrence of an Event of Default, the Lender may, subject to:

     (i) thirty (30) days prior written notice during which time Borrower shall have the opportunity to cure said Event of Default except with respect to Obligations pursuant to 8(b), 8(f) and 8(g) above which shall require no notice or demand and shall have no period to cure; and

     (ii) compliance, if required, with the rules and regulations of the FCC and any state public service or utilities commission having jurisdiction;

exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to all rights and remedies available to the Lender under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

     (a) Declare all unpaid principal outstanding on the Note, all accrued and unpaid interest thereon, and all other Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

     (b) Institute any proceeding or proceedings to enforce the Obligations owed to, or any Liens in favor of the Lender.

     (c) Pursue all rights and remedies available to the Lender that are contemplated by the Mortgage in the manner, upon the conditions, and with the effect provided in the Mortgage, including but not limited to a suit for specific performance, injunctive relief or damages.

     (d) Pursue any other rights and remedies available to the Lender at law or in equity.


     9.02 Cumulative Nature of Remedies. Nothing herein shall limit the right of the Lender, subject to notice and right to cure provisions contained herein, to pursue all rights and remedies available to a creditor following the occurrence of an Event of Default subject to compliance, if required, with the rules and regulations of the FCC and any state public service or utilities commission having jurisdiction. Each right, power and remedy of the Lender in this Agreement and/or the Other Agreements shall be cumulative and concurrent, and recourse to one or more rights or remedies shall not constitute a waiver of any other right, power or remedy.

     9.03 Costs and Expenses. Borrower agrees to pay and to be liable for any and all reasonable expenses, including attorneys' fees and court costs, incurred by the Lender in exercising or enforcing any of its rights hereunder or under the Other Agreements, together with interest thereon at the rate and determined in the manner provided in the Mortgage. Subject to the Mortgage and applicable law, the Lender may apply all Collateral and proceeds of all Collateral to the Obligations in any manner which the Lender, in its sole discretion, deems appropriate, and Borrower will continue to be liable for any deficiency.

     9.04 Late Payment Charges. If payment of any principal and/or interest due under the terms of the Note is not received at the office of the Lender in Herndon, Virginia, or as the Lender may otherwise designate to the Borrower, within such time period as the Lender may prescribe from time to time in its policies in connection with any late payment charges (such unpaid amount of principal and/or interest being herein called the "delinquent amount" and the period beginning after such due date until payment of the delinquent amount being herein called the "late-payment period"), the Borrower will pay to the Lender, in addition to all other amounts due under the terms of the Note, the Mortgage, and this Agreement, any late-payment charge as may be fixed by the Lender from time to time, on the delinquent amount for the late-payment period.

     9.05 Lender's Setoff. The Lender shall have the right, in addition to all other rights and remedies available to it, to setoff and to recover against any or all of the Obligations due to Lender, any monies now and hereafter owing to Borrower by the Lender. Borrower waives all rights of setoff, deduction, recoupment and counterclaim.

     10.  MISCELLANEOUS

     10.01 Performance for Borrower. Borrower agrees and hereby authorizes that the Lender may, in its sole discretion, but the Lender shall not be obligated to, advance funds on behalf of Borrower without prior notice to Borrower, in order to insure Borrower's compliance with any material covenant, warranty, representation or agreement of Borrower made in or pursuant to this Agreement or any of the Other Agreements, to preserve or protect any right or interest of the Lender in the Collateral or under or pursuant to this Agreement or any of the Other Agreements, including without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Collateral or other property or assets of Borrower; provided, however
(i) prior to making any such advance, the Lender shall give the Borrower prior written notice of its intent to make such advances and, unless there is some imminent danger of the occurrence of a Material Adverse Effect, the Borrower shall have fifteen (15) Business Days to rectify the issue set forth in such notice, and (ii) that the making of any such advance by the Lender shall not constitute a waiver by the Lender of any Event of Default with respect to which such advance is made nor relieve Borrower of any such Event or Default. Borrower shall pay to the Lender upon demand all such advances made by the Lender with interest thereon at the rate and determined in the manner provided in the Note. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted the Lender hereunder to the extent permitted by law.

     10.02 Expenses and Filing Fees. Whether or not any of the transactions contemplated hereby shall be consummated, Borrower agrees to pay to the Lender at Closing or thirty (30) days after the execution and delivery hereof, whichever is earlier, all expenses of the Lender in connection with the filing or recordation of all financing statements and instruments as may be required by the Lender at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith. Borrower agrees to save harmless and indemnify the Lender from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs, or any other expenses incurred by the Lender in connection with this Agreement. The provisions of this Subsection 10.02 shall survive the execution and delivery of this Agreement and the payment of all other Obligations.

     10.03 Waivers by Borrower. Borrower hereby waives, to the extent the same may be waived under applicable law: (a) in the event the Lender seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (b) presentment, demand for payment, protest and notice of non-payment and all exemptions; and (c) substitution, impairment, exchange or release of any collateral security for any of the Obligations. Borrower agrees that the Lender may exercise any or all of its rights and/or remedies hereunder and under the Other Agreements without resorting to and without regard to security or sources of liability with respect to any of the Obligations.

     10.04 Waivers by the Lender. Neither any failure nor any delay on the part of the Lender in exercising any right, power or remedy hereunder or under any of the Other Agreements shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     10.05 Lender's Records. Every statement of account or reconciliation rendered by the Lender to Borrower with respect to any of the Obligations shall be presumed conclusively to be correct and shall (absent manifest error) constitute an account stated between the Lender and Borrower unless, within ten
(10) Business Days after such statement or reconciliation shall have been mailed, postage prepaid, to Borrower, the Lender shall receive written notice of specific objection thereto.

     10.06 Modifications. No modification or waiver of any provision of this Agreement, the Note or any of the Other Agreements, and no consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

     10.07 Notices. All notices, requests and other communications provided for herein including, without limitation, any modifications of, or waivers, requests or consents under, this

Agreement shall be given or made in writing (including, without limitation, by telecopy) and delivered to the intended recipient at the "Address for Notices" specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a mailed or telecopied notice, upon receipt, in each case given or addressed as provided for herein. The Address for Notices of the respective parties are as follows:

                                    The Lender:

                                    Rural Telephone Finance Cooperative
                                    Woodland Park
                                    2201 Cooperative Way
                                    Herndon, Virginia 20171-3025
                                    Attention: Loan Officer
                                    Fax: 703-709-6780

                                    The Borrower:

                                    Coastal Utilities, Inc.
                                    100 Ryan Avenue
                                    P.O. Box 585
                                    Hinesville, GA 31310-0585

                                    With a copy to:

                                    Madison River Telephone
                                    Company, LLC
                                    PO Box 1167
                                    103 South Fifth Street
                                    Mebane, NC 27302
                                    Attn: Vice President and General Counsel
                                    Fax: 919-563-4993

     10.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

     (a) THE PERFORMANCE AND CONSTRUCTION OF THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

     (b) BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES COURTS LOCATED IN VIRGINIA AND OF ANY STATE COURT SO LOCATED FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE ESTABLISHING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (c) EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     10.09 Holiday Payments. If any payment to be made by the Borrower hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

     10.10 Consent to Patronage Capital Distributions. The Borrower hereby consents that the amount of any distributions with respect to Borrower's patronage which are made in written notices of allocation (as defined in Section 1388 of the Internal Revenue Code of 1986, as amended ("Code") including any other comparable successor provision) and which are received from Lender will be taken into account by Borrower at their stated dollar amounts in the manner provided in Section 1385(a) of the Code in the taxable year in which such written notices of allocation are received.

     10.11 Right to Inspect. The Borrower shall permit representatives of the Lender at any time during normal business hours to inspect and make abstracts from the books and records pertaining to the Collateral, and permit representatives of the Lender to be present at Borrower's place of business to receive copies of all communications and remittances relating to the Collateral, all in such manner as the Lender may reasonably require, provided, that prior to the occurrence and continuance of an Event of Default the Lender shall not exercise its rights pursuant to this Section 10.11 more than one time per calendar quarter.

     10.12 Survival; Successors and Assigns. All covenants, agreements, representations and warranties made herein and in the Other Agreements shall survive Closing and the execution and delivery to the Lender of the Note, and shall continue in full force and effect until all of the Obligations have been paid in full. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, agreements, representations and warranties by or on behalf of Borrower which are contained in this Agreement and the Other Agreements shall inure to the benefit of the successors and assigns of the Lender.

     10.13 Assignment. The Lender may assign its rights and obligations under this Agreement and the Other Agreements without the consent of the Borrower; provided, however, that no such assignment shall effect any of the material terms of this agreement (other than the name of the Lender and the address for notices and payments) or otherwise result in terms or conditions less favorable to Borrower. The Borrower may not assign any of its rights of obligations under this Agreement or the Other Agreements without the prior written consent of the Lender.

     10.14 Severability. If any term, provision or condition, or any part thereof, of this Agreement or any of the Other Agreements shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement, the Note, and the Other Agreements shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

     10.15 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

     10.16 Headings/Use of Terms. The headings and sub-headings contained in this Agreement are intended to be used for convenience only and do not constitute part of this Agreement. The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa.

     10.17 Further Assurances. The Borrower will, upon demand of the Lender, make, execute, acknowledge and deliver all such further and supplemental indentures of mortgage, deeds of trust, mortgages, financing statements, continuation statements, security agreements and/or any other instruments and conveyances as may be reasonably requested by the Lender to effectuate the intention of this Agreement and to provide for the securing and payment of the principal of and interest on the Note according to the terms thereof.

     10.18 Lender's Approval. Wherever prior written approval of Lender is required under the terms and conditions of this Agreement, Lender hereby agrees to not unreasonably withhold said approval.

     10.19 Merger and Integration. This Agreement and the attached exhibits and matters incorporated by reference contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein, shall be valid or binding.

     10.20 Schedule 1. Schedule 1 attached hereto is an integral part of this Agreement.



IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement under seal as of the date first above written.


                                        COASTAL UTILITIES, INC.

                                        By:  PAUL H. SUNU
                                             -------------------------------

                                        Title: Executive Vice President
                                               -----------------------------

(SEAL)


Attest: MATT SPRINGER
        ----------------------------
        Asst. Secretary


                                        RURAL TELEPHONE FINANCE COOPERATIVE


                                        By:  WILLIAM KNECHT, III
                                             -------------------------------
                                             Assistant Secretary-Treasurer


(SEAL)


Attest: BLUEPENDER SELIGAL
        ----------------------------
Secretary-Treasurer"

                                  SCHEDULE 1

1.   The "Commitment" shall mean $108,688,889.

2. The Mortgage is the Modification to Deed to Secure Debt and Security Agreements by and between Borrower and Lender dated as of even date herewith.

3.   The months relating to the Payment Date are January, April, July and
     October.

4. The method of amortization referred to in Section 2.03 shall be based upon level debt service (with one year principal deferral).

5.   The amount referred to in Section 2.05 is $10,868,889.

6. The date of Borrower's financial statement referred to in Section 4.06 is December 31, 1998.

7. The chief place of business referred to in Section 4.12 and address of Borrower referred to in Section 10.07 is P.O. Box 585, 100 Ryan Avenue, Hinesville, Georgia 31310-0585.

8. The government authorities referred to in Section 4.13 are the Georgia Public Service Commission and the Federal Communications Commission.

9.   The special conditions referred to in Section 5.05 are as follows:

     1. Prior to the initial Advance of funds from this Loan, Lender shall receive, in form and content satisfactory to Lender, the following:

          a) Evidence of a common equity capital contributions of no less than $51,000,000 into the Borrower.

          b) Evidence of the Georgia Public Service Commission's approval of the acquisition transaction and Borrowers incurrence of the secured term loan and line of credit totaling $118,688,889; and

          c) Evidence of the conveyance of the business office and headquarters building located in Hinesville to Borrower or an affiliate thereof. Any and all lease agreements relating to these buildings to be entered into by Borrower shall be subject to Lenders prior review and approval.

     2. Borrower hereby agrees that a portion of the GA 543-9004 loan shall be used to fully refinance all outstanding loan funds on the existing RTFC loans to Borrower designated GA 543-A-01, GA 543-A-02, and GA 543-A-03 (the "Prior Notes"). At the time of such refinancing, all unadvanced loan funds under the Prior Notes shall be rescinded. Any commitment fees being held by RTFC at the time of the refinancing and, if applicable, recission, will be refunded in accordance with RTFC's policy for those commitment fees. Borrower will not pay a prepayment fee in conjunction with the refinancing of the existing RTFC loans.

     3. Borrower acknowledges and agrees to the cancellation of RTFC line of credit # GA 5433-06 effective with the initial Advance of RTFC Loan # GA 543-9004 for the purpose of completing the acquisition of Coastal Utilities, Inc. Any funds outstanding under said line of credit at the time of the cancellation will be transferred to Borrower's new secured line of credit designated GA 543-5107.

     4. Borrower acknowledges, accepts and agrees to the cancellation of its Class A voting membership in RTFC and the refund of its $1,000 membership fee in the form of a check within 60 days of the initial Advance of RTFC Loan # GA 543-9004 for the purpose of completing the acquisition of Coastal Utilities, Inc.

10. The purpose referred to in Section 6.05 for the A-01 Loan is to: (a) refinance its existing indebtedness outstanding to RTFC; (b) fund the acquisition costs associated with acquiring Coastal Utilities, Inc. and its subsidiaries, (c) finance certain transaction related expenses (not to exceed $3,820,000); and (d) to purchase 10% SCCs.

11. The special affirmative covenants referred to in Section 6.06 are not applicable.

12. The special negative covenants referred to in Section 7.04 are not applicable.

                            SECURED PROMISSORY NOTE

$108,688,889                                           March 29, 2000

COASTAL UTILITIES, INC., a Georgia corporation (herein called the "Borrower'), for value received hereby promises to pay, without setoff, deduction, recoupment or counterclaim, to the order of RURAL TELEPHONE FINANCE COOPERATIVE (herein called the "Payee") at the Payee's office in Herndon, Virginia, or such other location as the Payee may designate, in lawful money of the United States, the sum of the aggregate unpaid principal amount of all Advances made by the Payee pursuant to that certain Loan Agreement dated as of even date herewith, between the Borrower and the Payee as it may be amended from time to time (herein called the "Loan Agreement"), on the dates provided for in the Loan Agreement (except that if not sooner paid, any balance shall be due and payable on a date fifteen
(15) years after the date hereof, such date being the "Maturity Date"), with interest thereon in like money from the respective dates of each Advance (as defined in the Loan Agreement) hereunder, at the rate or rates and payable at the times provided in said Loan Agreement together with any other amount payable under the Loan Agreement.

This Note is secured under a certain Modification to Deed to Secure Debt and Security Agreement and Pledge and Security Agreement dated as of even date herewith by and between the Borrower and the Payee, as it may have been or shall be supplemented, amended, restated or consolidated from time to time (herein called the "Security Documents"). This Note is the Note referred to in, and has been executed and delivered pursuant to, the Loan Agreement.

The principal hereof and interest accrued thereon and any other amount due under the Loan Agreement may be declared to be forthwith due and payable in the manner, upon the conditions, and with the effect provided in the Security Documents or Loan Agreement.

The Borrower waives demand, presentment for payment, notice of dishonor, protest, notice of protest, and notice of non-payment of this Note.

IN WITNESS WHEREOF the Borrower has caused this Note to be signed in its corporate name and its corporate seal to be hereunto affixed and to be attested by its authorized officers, all as of the day and year first above written.


                                        COASTAL UTILITIES, INC.


                                        By:   PAUL H. SUNU
                                              -------------------------------

                                        Title: Executive Vice President
                                               ------------------------------
(SEAL)

Attest: MATT SPRINGER
        -------------------------------
        Assistant Secretary